Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Third Quarter 2010 Results

Wilmington, MA (November 9, 2010) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal third quarter ended September 30, 2010.

“Third quarter revenue increased 6.2% compared to last year’s third quarter driven by on-going improvements in our selling efforts coupled with moderately improved market conditions compared to last year. Our top line results reflect both these sales process improvements as well as sustainable operating improvements that are necessary to ensure continued revenue growth,” said Donald Spence, President and CEO of Accellent.

Third Quarter 2010 Financial Results

Net sales increased 6.2% to $125.0 million in the third quarter of 2010 compared with $117.8 million in the third quarter of 2009. Income from operations was $17.6 million in the third quarter of 2010, compared to $14.3 million in the third quarter of 2009. Net loss was $3.1 million in the third quarter of 2010, compared with a net loss of $0.8 million in the third quarter of 2009.

Adjusted EBITDA for the third quarter of 2010 was $28.0 million, or 22.4% of net sales, compared to Adjusted EBITDA of $28.4 million, or 24.1% of net sales, in the third quarter of 2009.

Nine Months Ended September 30, 2010 Financial Results

Net sales were $374.8 million in the first nine months of 2010, compared with $368.0 million in the first nine months of 2009. Income from operations was $51.0 million in the first nine months of 2010 compared with $46.1 million in the first nine months of 2009. Net loss was $9.1 million in the first nine months of 2010 compared with a net loss of $1.4 million in the first nine months of 2009. Our net loss in the first nine months of 2010 includes $6.0 million of costs associated with the refinancing of the company’s term loan in January 2010.

Adjusted EBITDA for the first nine months of 2010 was $81.6 million or 21.8% of net sales compared to adjusted EBITDA of $84.2 million, or 22.9% of net sales, in the first nine months of 2009.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Donald Spence, President and Chief Executive Officer and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss third quarter 2010 results in a conference call scheduled for today, November 9, 2010 at 5:00 p.m. Eastern Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 578-5771, pass code 58010282. Please dial in or visit the website 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 55862583 beginning November 9, 2010 at 8:00 p.m. through November 16, 2010.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management solutions. These capabilities enhance our customers’ speed to market and their return on investment by allowing them to focus their internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 31, 2010. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.

Consolidated Condensed Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2010	September 30, 2009	September 30, 2010
Net sales	$117,768	$125,041	$368,026	$374,818
Cost of sales (exclusive of amortization)	84,387	90,700	264,848	270,874

Gross profit	33,381	34,341	103,178	103,944

Operating expenses:
Selling, general and administrative expenses	11,832	12,371	38,128	39,722
Research and development expenses	676	602	2,053	1,958
Restructuring charges	2,362	—	4,843	—
Amortization of intangible assets	3,735	3,735	11,205	11,205
Loss on disposal of property and equipment	449	26	804	13

Total operating expenses	19,054	16,734	57,033	52,898

Income from operations	14,327	17,607	46,145	51,046

Interest expense, net	(13,881)	(18,756)	(43,165)	(55,039)
Loss on debt extinguishment	—	—	—	(6,005)
Other (expense) income, net	(1,251)	(1,327)	(2,362)	4,166

(Loss) income before income taxes	(805)	(2,476)	618	(5,832)

Provision for income taxes	15	607	2,060	3,281

Net loss	$(820)	$(3,083)	$(1,442)	$(9,113)

Accellent Inc.

Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2010	September 30, 2009	September 30, 2010
Net loss	$(820)	$(3,083)	$(1,442)	$(9,113)
Interest expense, net	13,881	18,756	43,165	55,039
Provision for income taxes	15	607	2,060	3,281
Depreciation and amortization	9,245	9,338	27,601	27,967

EBITDA (1)	22,321	25,618	71,384	77,174

Restructuring charges	2,362	—	4,843	—
Stock-based compensation – employees	225	148	829	392
Stock-based compensation—non-employees	23	23	70	68
Employee severance and relocation	912	410	1,579	924
Currency translation loss (gain)	530	2,602	1,097	(547)
Change in fair value of derivative instruments	498	(1,226)	1,091	(3,512)
Loss on disposal of property and equipment	449	26	804	13
Other taxes	—	68	—	154
Plant closure costs	765	—	1,664	20
Loss on debt extinguishment	—	—	—	6,005
Management fees to stockholder	289	304	868	912
Other	—	24	—	24

Adjusted EBITDA (1)	$28,374	$27,997	$84,229	$81,627

Accellent Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	December 31, 2009	September 30, 2010
Assets
Current assets:
Cash and cash equivalents	$33,785	$30,457
Accounts receivable, net	44,815	53,957
Inventory	55,571	69,150
Prepaid expenses and other current assets	4,008	3,251

Total current assets	138,179	156,815
Property, plant and equipment, net	117,976	117,635
Goodwill	629,854	629,854
Intangible assets, net	179,566	168,361
Deferred financing costs and other assets, net	13,400	16,741

Total assets	$1,078,975	$1,089,406

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$7	$4
Accounts payable	23,910	24,062
Accrued expenses and other current liabilities	31,749	44,486

Total current liabilities	55,666	68,552
Long-term debt	684,650	691,037
Other long-term liabilities	32,143	32,059

Total liabilities	772,459	791,648
Stockholder’s equity	306,516	297,758

Total liabilities and stockholder’s equity	$1,078,975	$1,089,406

(1)	EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net loss or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net loss before net interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to unusual and/or non-cash items, including adjustments for restructuring charges and related plant closure costs, changes in the fair value of derivative instruments, gains and losses resulting from the disposal of property and equipment, currency translation gains and losses, stock compensation charges, severance and relocation costs, certain taxes, loss on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.